Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-101793) on Form S-8 of NOVA Chemicals Corporation of our report dated June 30, 2009, with respect to the statement of net assets available for benefits of NOVA Chemicals Inc. Capital Accumulation Plan as of December 31, 2008, the related statement of changes in net assets available for benefits for the year ended December 31, 2008, and the supplemental schedule of assets (held at end of year) as of December 31, 2008, which report appears in the December 31, 2008 Annual Report on the Form 11-K of the NOVA Chemicals Inc. Capital Accumulation Plan.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

June 30, 2009

Exhibit B

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-101793) pertaining to the NOVA Chemicals Inc. Capital Accumulation Plan of our report dated June 24, 2008, with respect to the financial statements and schedules of the NOVA Chemicals Inc. Capital Accumulation Plan as of and for the year ended December 31, 2007 included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

Pittsburgh, Pennsylvania

June 30, 2009